EXHIBIT 99.1
December 7, 2010
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, WayPoint Nytex, LLC, WayPoint Investment Company, LLC, WayPoint Carry Company, LLC, LFJr LLC, Lawrence Flinn, Jr. and John Henry Moulton each hereby agree to the joint filing of this statement on Schedule 13D (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13D filed on behalf of each of the parties hereto, to which this Agreement relates.
This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

WAYPOINT NYTEX, LLC
By:	WayPoint Investment Company, LLC,
its sole member

By:	WayPoint Carry Company, LLC,
its managing member

By:	/s/ John Henry Moulton

John Henry Moulton, Managing Member

WAYPOINT INVESTMENT COMPANY, LLC

By:	WayPoint Carry Company, LLC,
its managing member

By:	/s/ John Henry Moulton

John Henry Moulton, Managing Member

WAYPOINT CARRY COMPANY, LLC

By:	/s/ John Henry Moulton

John Henry Moulton, Managing Member

JOHN HENRY MOULTON

By:	/s/ John Henry Moulton

John Henry Moulton

LFJR, LLC

By:	/s/ Lawrence Flinn, Jr.

Lawrence Flinn, Jr., Sole Member

LAWRENCE FLINN, JR.

By:	/s/ Lawrence Flinn, Jr.

Lawrence Flinn, Jr.